As filed with the Securities and Exchange Commission on June 15, 1999.

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              SJNB FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

California                                        77-0058227
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)


One North Market Street
San Jose, California                              95113
(Address of Principal                             (Zip Code)
Executive Offices)

                 1996 Stock Option Plan of SJNB Financial Corp.
                            (Full title of the plan)

JAMES R. KENNY                               Copy to:
President and Chief Executive Officer        JONATHAN D. JOSEPH
SJNB Financial Corp.                         Pillsbury Madison & Sutro LLP
One North Market Street                      P.O. Box 7880
San Jose, California 95113                   San Francisco, CA 94120
(408) 947-7562                               (415) 983-1000
-------------------------------------        ------------------------------
                          (Name, address and telephone
                          number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE
  Title of        Amount     Proposed Maximum       Proposed          Amount of
Securities To      To Be      Offering Price    Maximum Aggregate   Registration
Be Registered  Registered(1)   per Share(2)     Offering Price(2)      Fee(3)

Common Stock     150,000         $28.25            $4,237,500          $1,179.00


(1)  Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on June 10, 1999.

(3)  Calculated  pursuant  to Rule  457(h)  under  the  Securities  Act of 1933.
     ______________________

        The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8


General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on July 30, 1996, File No. 33-09193, is hereby incorporated by reference. The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on July 1, 1998, File No. 333-58371, is hereby incorporated by reference.


Incorporation of Documents by Reference

     The following  documents  filed by the  Registrant  with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K (File No. 0-11771) for the fiscal year ended December 31, 1998, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1998 together with the report thereon of KPMG LLP, independent auditors.

     (2) The Registrant's Quarterly Report on Form 10-Q (File No. 0-11771) for the quarter ended March 31, 1999.

     (3) The Registrant's Common Stock became registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Exchange Act Rule 12g-3 (17 C.F.R. S 240.12g-3). The Registrant is the successor issuer to San Jose National Bank. In lieu of incorporating a description of securities from a registration statement filed pursuant to the Exchange Act, a description setting forth the information required by Item 202 of Regulation S-K is provided in the information delivered to participants as described in Part I of the Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on July 30, 1996, File No. 33-09193.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


                               INDEX TO EXHIBITS

Exhibit
Number                              Exhibit

 5.1      Opinion regarding legality of securities to be offered.

23.1      Consent of KPMG LLP, Independent Auditors.

23.2      Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1      Power of Attorney (see Page 4).

99.1      1996 Stock Option Plan of SJNB Financial Corp., as amended.


                                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 15, 1999.

                              SJNB FINANCIAL CORP.



                              By:  /s/ James R. Kenny
                                   James R. Kenny
                                   President and
                                   Chief Executive Officer
                                   (Principal Executive Officer)